TRUST AGREEMENT
                                     BETWEEN
                     FAIRFIELD SAVINGS AND LOAN ASSOCIATION
                                       AND
         GEORGE M. BRIODY, JR., F. GREGORY OPELKA AND EUGENE W. PILAWSKI

                  THIS TRUST AGREEMENT made this 29th day of December, 1977, by and between Fairfield Savings and Loan Association, an Illinois corporation (hereinafter called the "Association"), and George M. Briody, Jr., F. Gregory Opelka and Eugene W. Pilawski, (hereinafter collectively called the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, by an agreement dated July 30, 1971, the Association and the Trustee entered into an agreement establishing the Fairfield Savings and Loan Association Thrift Incentive and Profit Sharing Plan and Trust, which agreement as amended is now in full force and effect; and

                  WHEREAS, by resolution of its Board of Directors adopted December 13, 1977, the Association adopted as a separate document the restated Fairfield Savings and Loan Association Thrift Incentive and Profit Sharing Plan; and

                  WHEREAS, The Association desires to restate as a separate document the Trust provisions implementing the Fairfield Savings and Loan Association Thrift Incentive and Profit Sharing Plan; and

                  WHEREAS, by resolution of the Board of Directors of the Association adopted December 13, 1977, the Board of Directors approved the Trust Agreement as hereinafter set forth;

                  NOW, THEREFORE, the Association and the Trustee agree as follows:

                                    ARTICLE 1
                             ESTABLISHMENT OF TRUST
                             ----------------------

                  SECTION 1.1 This Trust shall be known as the "Fairfield Savings and Loan Association Thrift Incentive and Profit Sharing Trust" (hereinafter referred to as the "Trust") and shall implement the Fairfield Savings and Loan Association Thrift Incentive and Profit Sharing Plan (the "Plan"), a plan which is qualified under Section 401(a) of the Internal Revenue Code of 1954 and which has been established by the Association.

                  The terms used in this Trust Agreement which are defined in the Plan shall have the same meanings as in the Plan, unless the context clearly indicates otherwise. A copy of the Plan and of each amendment thereof shall be furnished to the Trustee for convenience of reference.

                  SECTION 1.2 The Association may adopt or establish one or more other trusts for the purpose of implementing the Plan and, upon so doing, shall notify the Trustee in writing of the establishment of such other trusts and shall certify to the Trustee in writing that such other


                                       -2-

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trusts are qualified under Section 401(a) of the Internal Revenue Code of 1954, as heretofore or hereafter amended, whereupon the Trustee:

                  (a) Shall transfer and pay over to the trustee of any such other trust such cash and other property as the Association shall from time to time direct in writing;

                  (b) Shall receive and hold as a part of the Trust Fund such cash and other property as may from time to time be delivered to it by the trustee of any such other trust; and

                  (c) May, in determining its proposed investments and sales for the purpose of achieving adequate diversification, take into consideration the nature and value of the assets held by such other trust or trusts to the extent reported to it by the trustee or trustees thereof or by the Association.

For the purpose of this paragraph, an insurance or annuity contract issued for the purposes of funding benefits under the Plan shall be considered to be a trust established for the purpose of implementing the Plan.

                                    ARTICLE 2
                                    ---------

                                     TRUSTEE
                                     -------

                  SECTION 2.1 The trust assets shall be managed by the Trustee, and such successor corporate or individual trustees as shall be appointed from time to time by the Association. If more than one individual is appointed to serve as trustee, the consent of a majority of the trustees then acting shall be required. If two individuals are appointed, the unanimous action of both trustees shall be required. An individual trustee who is a participant in the Plan shall not be deemed a trustee with respect to any action required with respect to his benefits as a participant in the Plan.


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



                  SECTION 2.2 The Trustee agrees to accept the trust pursuant to the terms and conditions of this agreement as the same may be from time to time amended. The Trustee shall receive the contributions of the Association, Employees and Participants required or permitted under the Plan. All such contributions, together with the income therefrom, shall constitute the trust assets which shall be held, managed, and administered in trust pursuant to the terms of this agreement.

                  The Trustee shall have no right or duty to inquire into the correctness of the amount of any contribution or contributions and shall be accountable only for funds actually received by it.

                  SECTION 2.3 Each of the individual trustees, whether or not then in office, shall be held harmless and indemnified by the Association against all claims and liabilities and all expenses reasonably incurred or imposed upon him in connection with or resulting from any action, suit or proceeding, or settlement or compromise thereof approved by the Association, to which he may be made a party by reason of any action or alleged action, either of omission or commission, performed by him while acting as Trustee, except in relation to matters as to which recovery shall be had against him by reason of a final adjudication in such action, suit or proceeding finding him guilty of willful misconduct or lack of good faith.

                                    ARTICLE 3
                                    ---------

                              RETIREMENT COMMITTEE
                              --------------------

                  SECTION 3.1 The Plan shall be administered by a Retirement Committee consisting of such persons who are appointed from time to time by the Board of Directors of the


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Association to serve on the Retirement Committee (hereinafter referred to as the
"Committee"). An officer of the Association shall certify to the Trustee the names of the original members of the Committee and, thereafter, any change in its membership.

                  SECTION 3.2 The action of a majority of the members of the Committee at the time acting hereunder, and any instrument executed by a majority of such members of the Committee, shall be considered the action or instrument of the Committee. Action may be taken by the Committee at a meeting or in writing without a meeting.

                  The decision of the Committee in matters within its jurisdiction shall be final, binding and conclusive upon the Association and the Trustee and upon each employee, participant, former participant, beneficiary, and every other person or party interested or concerned.

                  The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and of the name or names of its member or members so designated. The Trustee thereafter may accept and rely upon any document executed by such member or members as representing action by the Committee, until the Committee shall file with the Trustee a written revocation of such designation.

                  SECTION 3.3 If one or more individuals have been appointed to serve as Trustee hereunder, the individual trustee or trustees shall perform the functions assigned to the Committee hereunder and shall administer the Plan in accordance with its terms.



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



                                    ARTICLE 4
                                    ---------

                         CONTRIBUTIONS TO THE TRUST FUND
                         -------------------------------

                  SECTION 4.1 The Trustee shall receive from time to time such amounts in cash or other property acceptable to the Trustee as the Association shall certify to be:

                  (a) contributions of the Association or participants pursuant to the Plan;

                  (b) qualified rollover contributions made pursuant to the Plan;

                  (c) amounts transferred from another qualified plan pursuant to the employment by the Association of one or more persons whose interest in such plan became transferable by reason of their employment by the Association; or

                  (d) any other amounts properly receivable by the Trustee under the provisions of the Plan and applicable law.

                  SECTION 4.2 The Trustee shall be under no obligation to collect any such contributions or to see to their validity, and all responsibility for the determination of the amount, timing and types of payments made to the Trustee, and for the establishment of a funding policy consistent with the objectives of the Plan, shall be upon the Association or its designee. All such contributions so received and all proceeds, investments, reinvestments and income thereof in the Trustee's possession, including assets held in an investment manager account, (hereinafter called the "Trust Fund") may be commingled and shall be held, invested and, with all disbursements therefrom, accounted for by the Trustee as provided in Article 8.

                                    ARTICLE 5
                                    ---------

                          PAYMENTS FROM THE TRUST FUND
                          ----------------------------

                  SECTION 5.1 Payments shall be made from the Trust Fund by the Trustee to or for the account of such persons, in such manner, at such times, and in such amounts as the


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Committee may from time to time direct. All such directions by the Committee to the Trustee shall be in writing, and the Trustee shall be fully protected in making payments from the Trust Fund in accordance with such written directions and shall have no responsibility to see to the application of such payments or to ascertain whether such directions comply with the terms of the Plan. The Trustee shall not be liable for its acts with respect to payments from the Trust Fund when following such written directions, or for its failure to act in the absence of such written directions, nor shall it be liable or responsible for any payment made by it in good faith and in the exercise of reasonable care without knowledge of the changed conditions or status of the payee.

                  SECTION 5.2 If any check for a payment directed to be made from the Trust Fund which has been mailed by regular United States mail to the last address of the payee furnished by the Association is returned to the Trustee unclaimed, the Trustee shall notify the Association and shall not make any further payments to such payee until it receives further instructions from the Association. The Association, after taking such action as it shall deem appropriate with regard to the payee of said unclaimed payment, may direct the Trustee to cancel and disregard its direction to make said payment.

                  SECTION 5.3 The Trustee may withhold all or any part of any payment required to be made hereunder as it may deem necessary and proper to protect the Trustee or the Trust Fund against any liability or claim on account of any estate, inheritance, income or other tax, and the Trustee may discharge any such liability with any part or all of any such payment so withheld, provided that at least ten (10) days prior to discharging any such liability with any amount so withheld, the Trustee shall notify the Association in writing of its intent to do so.

                                    ARTICLE 6
                                    ---------

                          INVESTMENT OF THE TRUST FUND
                          ----------------------------

                  SECTION 6.1 The Association may at any time and from time to time appoint one or more investment managers to manage and control all or any part of the assets of the Trust Fund and the Association shall notify the Trustee in writing of any such appointment or appointments and shall certify to the Trustee that it has authority to make such appointment or appointments.

                  SECTION 6.2 The Association may, in its sole discretion and from time to time, direct the Trustee to, and the Trustee shall, if so directed in writing by the Association, segregate any portion of the Trust Fund held by it into one or more separate accounts to be known as investment manager accounts. The Association shall appoint in writing an investment manager for each such account and shall contemporaneously give written notice of said appointment to the Trustee in accordance with the terms of Section 6.1. Such investment manager shall have full discretion and authority to invest, reinvest or dispose of the assets of the Trust Fund in the investment manager account. The investment manager may directly place orders for the purchase or sale of securities and may effect transactions directly for its investment manager account, provided that the Trustee shall nevertheless retain custody of the assets comprising said account. The Trustee shall follow the directions of the investment manager with respect to the trust property allocated to the account of such investment manager in exercising the powers granted by the provisions of
Section 7.1 hereof and shall be under no duty to question or make inquiries as to any action or direction of any investment manager taken as provided herein, or as to any failure of an investment manager to take such action or to give

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such directions, nor shall it have any right or duty to review the securities held in any investment manager account or to make any suggestions to the investment manager or the Association with respect to the investment, reinvestment, or other disposition of trust property held in any investment manager account. If a Bank is appointed investment manager of an investment manager account, such investment manager is specifically authorized to deposit any part or all of the money and property of such account in any common trust fund, group trust, pooled fund or other commingled investment fund maintained by such Bank for trust investment purposes, to be held and administered by said investment manager pursuant to all the terms and conditions of the instrument governing such common trust fund, group trust, pooled fund, or commingled investment fund which are hereby incorporated by reference and made a part hereof.
                  SECTION 6.3 The Association, by written notice to the Trustee, may at any time terminate the authority of an investment manager to direct the investment of the account of such investment manager, in which event the Association shall either appoint a successor investment manager in accordance with the provisions of Section 6.1 or direct that the portion of the Trust Fund then held in such investment manager account shall no longer be so segregated, whereupon the same shall be returned to the unsegregated portion of the Trust Fund. Until receipt of such written notice, the Trustee shall be fully protected in relying upon the latest prior written notice of appointment of an investment manager.

                                    ARTICLE 7
                                    ---------

                        POWERS AND DUTIES OF THE TRUSTEE
                        --------------------------------

                  SECTION 7.1 In addition to the powers and discretions conferred upon the Trustee by any other provisions of this agreement, but subject to the requirements of ERISA and to the provisions of Article 6 hereof, the Trustee, whether acting in its sole discretion or pursuant to the instructions of an investment manager, shall have all the usual powers conferred by law on trustees; and in addition thereto, the Trustee shall have the following express powers with respect to the Trust Fund:

                  (a) To make investments and reinvestments in whatever form of investment the Trustee may see fit (except that the Trustee shall have no discretion with respect to the making of any investment as to which it is subject to the direction of an investment manager) and from time to time to hold funds uninvested, and in making and holding investments the Trustee will not be restricted to those investments which are authorized by the law of the State of Illinois for the investment of trust funds.

                  (b) With respect to the assets of the Trust Fund which are managed by the Trustee acting in its sole and absolute discretion the Trustee is further authorized and empowered to invest and reinvest all or any part of such assets through the medium of any common, collective or commingled trust fund maintained by any bank or banks as the same may heretofore have been or may hereafter be established or amended, including any such common, collective or commingled trust fund which is qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1954 as heretofore or hereafter amended, and during the period of time that an investment through any such medium shall exist, to the extent of the participation

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of the Trust Fund, the Declaration of Trust of each such common, collective or commingled trust fund shall constitute a part of this Agreement. With respect to the investment manager account portion of the Trust Fund, an investment manager of such account may in writing authorize the Trustee to invest, in the Trustee's sole discretion, any specified amount of cash of such account in short-term interest bearing obligations, either directly or by investment collectively with other assets, including but not limited to, investment in any common, collective or commingled trust fund maintained by any bank or banks for investment in short-term interest bearing obligations, and during the period of time that an investment through the medium of such a common, collective or commingled trust fund shall exist, to the extent of the participation of the Trust Fund, the Declaration of Trust of such common, collective or commingled trust fund shall constitute a part of this agreement.

                 (c) To retain, to exchange for any other property, to sell in any manner and at any time, to divide, subdivide, partition, mortgage, improve, alter, remodel, repair and develop in any manner any property, real or personal, to lease such property for any period of time, and to grant options to sell or lease any such property, without regard to restrictions and without the approval of any court.

                  (d) To vote stock held by the Trust Fund personally or by proxy and to delegate the Trustee's powers and discretions with respect to such stock to such proxy.

                  (e) To exercise subscription, conversion and other rights and options and to make payments from the Trust Fund in connection therewith.

                  (f) To take any action and to abstain from taking any action, with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other plan or change affecting any property constituting a part of the Trust Fund, and in connection therewith to delegate its discretionary powers and to pay assessments, subscriptions and other charges from the Trust Fund.

                  (g) In any manner, and to any extent, to waive, modify, reduce, compromise, release, settle and extend the time of payment of any claim of whatsoever nature in favor of or against the Trustee or all or any part of the Trust Fund.

                  (h) To make executory contracts and to grant options for any purposes, and to make such contracts and options binding on the trust and enforceable against any property of the Trust Fund.

                  (i) Upon any terms to borrow money from any person (other than the Trustee in its individual capacity or any other party in interest, except as may be authorized by ERISA), and to pledge assets of the Trust Fund as security for repayment of any such loan.

                  (j) To employ agents, experts and counsel and to delegate discretionary powers to, and reasonably rely upon information and advice furnished by, such agents, experts and counsel.

                  (k) From time to time to register any property in the name of its nominee or in its own name or to hold it unregistered or in such form that title shall pass by delivery.

                  (l) At the direction of the Association to purchase life insurance and annuity contracts; provided, however, that the purchase and delivery of any such insurance or annuity contract shall be in final settlement of all the rights of a participant in the Plan with respect to the Trust Fund.

                  (m) To hold all or any part of the Trust Fund in cash and without obligation to pay or earn interest thereon.

                  (n) To hold assets in time or demand deposits (including deposits in accounts maintained by the Trustee in its individual capacity).

                  SECTION 7.2 The Trustee, in the exercise and performance of its powers and duties hereunder, shall act at all times with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims and in accordance with such other specific requirements of ERISA as are applicable to the Trustee.

                  SECTION 7.3 As of each Valuation Date the Trustee shall determine the fair market value of the Trust Fund and shall notify the Association in writing of the fair market value as so determined within thirty
(30) days thereof. The fair market value of such fund shall be the fair market value of all securities and other assets then held in such fund, including all income received since the last valuation. In determining fair market value, the Trustee may rely upon any information that it believes to be reliable including reports of sales and of bid and asked prices of issues listed on an exchange as disclosed in newspapers of general circulation or in generally recognized financial services, quotations with respect to unlisted issues as supplied by any reputable broker or investment bank or from any other source that the Trustee believes to be reliable, or the Trustee may make any such determination based upon its own analysis of such records or reports of any company issuing such stock or other securities as are made available to it. The Trustee shall be entitled to rely conclusively upon information which it believes to be reliable, and the Trustee's determination with respect to fair market value shall be final and conclusive upon all persons.

                  SECTION 7.4 The Trustee shall have no duties whatsoever except as are specifically set forth as such in this Agreement, and no implied covenant or obligation will be read into this Agreement against the Trustee.

                                    ARTICLE 8
                                    ---------

                             ACCOUNTS OF THE TRUSTEE
                             -----------------------

                  SECTION 8.1 The Trustee will keep accurate and detailed accounts of all investments, receipts, disbursements, distributions and other transactions, including transactions which are directed by an investment manager. Such accounts will be open to inspection and audit by the Association or any authorized representative thereof at all reasonable times during business days.

                  SECTION 8.2 Within one hundred twenty (120) days following the close of each fiscal year of the trust, or after the close of each such other accounting period as may be agreed upon by the Trustee and the Association, and within thirty (30) days after the resignation or removal of the Trustee, unless waived in writing by the Association, the Trustee will deliver to the Association an account listing the investments of the Trust Fund and any uninvested cash balance thereof and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust Fund not included in any such previous account. Any such account, when approved by the Association will be binding on the Association and the Trustee will thereby be released and discharged from any liability or accountability to the Association with respect to all matters set forth therein. Omission by the Association to object in writing to any specific items in any such account within thirty (30) days after its delivery to the Association will constitute approval of such account by the Association. No other accounts or reports shall be required to be given to the Association except as stated herein or except as otherwise agreed to in writing by the Trustee. Subject to the provisions of ERISA, the Trustee shall not be required to file, and no participant or his beneficiary shall have any right to compel, any accounting, judicial or otherwise, by the Trustee.

                                    ARTICLE 9
                                    ---------

                            ADMINISTRATIVE PROVISIONS
                            -------------------------

                  SECTION 9.1 Any action required or permitted to be taken by the Association hereunder shall be taken by the Retirement Committee duly appointed by the Association's Board of Directors pursuant to the terms of the Plan (the "Committee") or by any officer of the Association duly authorized by the Board of Directors. The Secretary of the Association shall certify to the Trustee the names of the members of the Committee and thereafter any change in the membership of the Committee. The Committee shall be the "Named Fiduciary" as required by ERISA.

                  SECTION 9.2 The Trustee may rely upon the authenticity, truth and accuracy of, and will be fully protected in acting upon:

                  (a) Any notice, direction, certification, approval or other writing of the Association, if evidenced by an instrument signed in the name of the Association by any duly authorized officer thereof.

                  (b) Any notice, direction, certification, approval or other writing of the Committee if evidenced by an instrument signed in the name of said Committee by any one or more of its members.

                  (c) Any copy of a resolution of the Board of Directors of the Association, if certified by the Secretary or an Assistant Secretary of the Association under its corporate seal.

                  (d) Any notice, direction, certification, other writing or oral instruction of any investment manager appointed by the Association received by the Trustee and believed by it to be genuine and to be sent by such investment manager.

                  SECTION 9.3 Except when paid by the Association, the Trustee is authorized to pay out of the Trust Fund: (a) all broker fees and transfer tax expenses and other expenses incurred in connection with the sale or purchase of investments; (b) all real and personal property taxes, income taxes and other taxes of any kind at any time levied or assessed under any present or future law upon, or with respect to, the Trust Fund or any property included in the Trust Fund; and (c) any investment manager's compensation and all other expenses of administering the trust unless promptly paid by the Association to such investment manager. The Trustee shall not be responsible for determining the reasonableness of any compensation, direct or indirect, agreed to be paid to any investment manager by the Association.

                  SECTION 9.4 The Trustee shall receive no compensation, but shall be reimbursed for all reasonable expenses incurred by them in the administration of the Trust Fund.

                  SECTION 9.5 No person dealing with the Trustee shall be obliged to see to the application of any property paid or delivered to the Trustee or to inquire into the expediency or propriety of any transaction or the Trustee's authority to consummate the same, except as may specifically be required of such person under ERISA.

                  SECTION 9.6 Ownership of the assets comprising the Trust Fund shall be in the Trustee. The rights or interest of any participant or his beneficiaries to any benefits or future payments hereunder or under the provisions of the Plan shall not be subject to attachment or garnishment or other legal process by any creditor of any such participant or beneficiary, nor shall any such participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan or this Agreement.

                  SECTION 9.7 This Agreement and the Plan are designated by the Association as constituting parts of one or more Plans which have been established for the exclusive benefit of the participants or their beneficiaries, and the Trust under this Agreement is intended to be a qualified trust under Section 401 of the Internal Revenue Code of 1954, as heretofore or hereafter amended, and to satisfy the provisions of ERISA. Subject to such designation and qualification, this Agreement and the Trust created hereby shall be regulated and construed by and in accordance with ERISA and, to the extent not inconsistent therewith, the laws of the State of Illinois, except that the right of the Association to enter into this Agreement and to exercise any of the powers granted to or exercised by it hereunder shall be determined under the law of the state in which the Association is incorporated.

                  SECTION 9.8 Communications to the Trustee shall be deemed sufficiently made if sent by mail addressed to the Trustee at Milwaukee, North and Damen, Chicago, Illinois 60647. Communications to the Association will be deemed sufficiently made if sent by mail addressed to the Committee, in care of the Association, at Milwaukee, North and Damen, Chicago, Illinois 60647.

                  SECTION 9.9 In case of any court proceedings involving the Trustee or the Trust Fund, only the Trustee and the Association shall be necessary parties thereunder and no one participating in the Plan shall be entitled to any notice or process.

                  SECTION 9.10 Except as otherwise provided herein below, the Association assumes no obligation or responsibility for any act or failure to act of the Trustee. The Trustee shall have no obligation or responsibility as respects any action required by this Agreement to be taken by the Association or by any employee or former employee of the Association. Neither the Trustee nor the Association shall be obliged to inquire into or be responsible for any action or failure to act of the other.

                  The Trustee shall not be responsible for the administration or operation of the Plan, except with regard to the investment and reinvestment of the assets held in the Trust Fund, which are subject to its management and control, and all such responsibility, other than with regard to the investment and reinvestment of such assets, shall be upon the Association or its properly delegated agent. The Trustee shall not be liable for the acts or omissions of any investment manager appointed hereunder and shall be under no duty or obligation to invest or otherwise manage any assets of the Trust Fund which are subject to the management of such investment manager. The Association agrees to indemnify and hold the Trustee harmless and defend the Trustee against any claims caused by its action pursuant to instructions from the Association, the Committee or an investment manager appointed hereunder, or, if the Trustee may not act except upon the receipt of such instructions, by its failure to act in the absence of such instructions.

                  SECTION 9.11 It shall be impossible, at any time prior to satisfaction of all liabilities with respect to participants and their beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of participants and their beneficiaries, provided, however, if excess unallocated company contributions exist upon Plan termination, this section shall not prohibit the return of such excess contributions to the Association. Payments made by the Trustee in accordance with Section 9.3 of this Agreement, will not be deemed to be used for, or diverted to, any such other purpose. Payments made by the Trustee in accordance with Article 5 of this Agreement will, in every instance, be deemed to comply with the provisions of this section.

                                   ARTICLE 10
                                   ----------

                        RESIGNATION OR REMOVAL OF TRUSTEE
                        ---------------------------------

                  SECTION 10.1 Any trustee may be removed by the Association upon (30) days' notice in writing delivered to the trustee. A trustee may resign as of the end of any month upon thirty (30) days' notice in writing to the Association.

                  SECTION 10.2 In the event of the resignation or removal of the Trustee, a successor trustee may be appointed by the Association by instrument in writing delivered to the successor trustee and by the acceptance in writing of such appointment by such successor trustee. Notice of any such appointment shall be given by the Association to the retiring trustee, and the successor trustee shall deliver to the Association and to the retiring trustee a copy of its written acceptance of such appointment. If no appointment of a successor trustee is made by the Association within a reasonable time after the resignation or removal of the retiring trustee, any court of competent jurisdiction may appoint a successor trustee after giving such notice, if any, to the Association, and the retiring trustee as such court may deem proper and suitable.

                  SECTION 10.3 In the event of the resignation or removal of a trustee, the retiring trustee, or its successors and assigns, shall file with the Association a final account to which the provisions of Section 8.2 of this Agreement regarding accounts shall apply.

                  SECTION 10.4 Any successor trustee shall succeed to all the right, title and estate of the retiring trustee, and the retiring trustee shall deliver the property comprising the Trust Fund to the successor trustee together with all such instruments of transfer, conveyance, assignment and further assurance as the successor trustee may reasonably require.

                                   ARTICLE 11
                                   ----------

                     AMENDMENT AND TERMINATION OF THE TRUST
                     --------------------------------------

                  SECTION 11.1 Subject to the provisions of ERISA and of Section
9.11 hereof, this Trust Agreement may be amended at any time upon the approval of the Board of Directors of the Association, provided that no amendment shall increase the duties or obligations of the Trustee without the Trustee's consent. Any amendment shall be in writing and shall become effective, subject to the Trustee's consent if required, when delivered to the Trustee. The Secretary or any Assistant Secretary of the Association, pursuant to authorization of the Board of Directors of the Association, will promptly certify to the Trustee all amendments to the Plan.

                  SECTION 11.2 This Trust may be terminated at any time by the Association by written instrument delivered to the Trustee. Upon such a termination, the Trust Fund shall be paid out by the Trustee as directed by the Association in writing and in accordance with the terms of ERISA. Any such termination of the trust and any such direction by the Association shall be subject to the provisions of Section 9.11 of this Agreement.

                                   ARTICLE 12
                                   ----------

                                  MISCELLANEOUS
                                  -------------

                  SECTION 12.1 Nothing contained in this Agreement shall be deemed to constitute a contract between the Association and any employee of the Association.

                  SECTION 12.2 Any corporation to which substantially all of the business and assets of the Trustee may be transferred, shall be deemed automatically to be continuing as Trustee.

                  SECTION 12.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original, and all of such counterparts shall together constitute one and the same document.

                  SECTION 12.4 The headings of Articles of this Agreement are for convenience of reference only and shall have no substantive effect on the provisions of this Agreement.

                  SECTION 12.5 Any notice required hereunder may be waived by the person entitled thereto.

                  IN WITNESS WHEREOF, this Agreement is being executed as of the day and year first above written.

                                   FAIRFIELD SAVINGS AND LOAN
                                     ASSOCIATION

                                   By  /s/ George M. Briody, Jr.
                                   -----------------------------
                                            President

ATTEST:

/s/ June Hamilton
-----------------
    Secretary

                                   /s/ George M. Briody, Jr.
                                   -----------------------------
                                   George M. Briody, Jr., Trustee

                                   /s/ F. Gregory Opelka
                                   -----------------------------
                                   F. Geogory Opelka, Trustee

                                   /s/ Eugene W. Pilawski
                                   -----------------------------
                                   Eugene W. Pilawski, Trustee